                                                                   EXHIBIT 10.25



                                                                  EXECUTION COPY

         FORBEARANCE AGREEMENT made as of June 7, 1996 (the "Agreement") among SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION, BCM ENGINEERS INC., a Pennsylvania corporation, BCM ENGINEERS INC., an Alabama corporation, RIEDEL ENVIRONMENTAL SERVICES INC., each of the Lenders which are parties to the Loan Agreement, as hereinafter defined, and CHEMICAL BANK, as Agent for the Lenders. This Agreement is entered into in connection with a certain Loan and Security Agreement dated as of October 18, 1995 (as amended through the date hereof, the "Loan Agreement") among the parties to this Agreement. Terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

         WHEREAS, based on certain information provided by the Borrowers to the Agent with respect to the collectibility of a certain Account (such Account, the "Referenced Account" and the Account Debtor indebted thereon, the "Referenced Account Debtor"), on June 7, 1996, with the knowledge and agreement of the Borrowers, the Agent exercised its right, pursuant to paragraph 2(b) of the Loan Agreement, to establish a reserve against availability in the amount of $2,697,795.07, in consequence of which the amount of the Consolidated Borrowing Base was (i) reduced by $2,160,000 and (ii) exceeded by the aggregate outstanding principal balance of the Revolving Loans (the amount of such excess, the "Overadvance");

         WHEREAS, pursuant to Paragraph 2(a) of the Loan Agreement, the Borrowers were obligated to immediately repay the Overadvance in full upon the creation thereof, the Borrowers have failed to make such payment, such failure continues without cure through the date hereof and such failure constitutes an Event of Default under paragraph 16(a) of the Loan Agreement (such Event of Default, the "Designated Default"); and

         WHEREAS, the Borrowers have requested and the Lenders have agreed, on the terms and subject to the conditions set forth in this Agreement, to refrain for a limited period of time from exercising the rights and remedies available to the Lenders on account of the Designated Default, in consideration of which the Borrowers have jointly and severally agreed to reduce the Overadvance to zero in accordance with the scheduled contained herein and have jointly and severally agreed to pay interest on the unpaid principal balance of the Overadvance at a certain rate, all as more fully set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.       AFFIRMATION OF INDEBTEDNESS AND OTHER LIABILITIES.

         (a) Each of the Borrowers acknowledges, agrees and certifies to the Agent and the Lenders that as of the close of business on June 7, 1996, the aggregate outstanding and unpaid principal amount of (i) the Revolving Loans equals $21,677,766.82 and (ii) the Term Loans equals $4,981,038.76. Each of the Borrowers (i) represents and warrants to the Lenders that with respect to the Liabilities there is no offset, defense, claim or counterclaim of any nature whatsoever (whether known or unknown) as of the date hereof, including without limitation any offset, defense, claim or counterclaim arising under the U.S. Bankruptcy Code

(the "Code") and (ii) waives any such offset, defense, claim or counterclaim to the extent the same may exist as of the date hereof, whether known or unknown;

         (b) Each of the Borrowers acknowledges and agrees that the prompt payment and performance when due of all Liabilities is guaranteed by each Borrower pursuant to an instrument of Continuing Unconditional Guaranty dated as of October 18, 1995 (each such instrument a "Guaranty") executed in favor of the Agent and the Lenders by such Borrower (in such capacity, a "Guarantor") and each Borrower acknowledges and agrees that the Guaranty executed by it continues to be valid, binding and enforceable against it; and

         (c) Each of the Borrowers acknowledges and agrees that the lien and security interest held by the Agent for the ratable benefit of the Lenders in and to the Collateral continues to be a perfected lien against the Collateral, subject to no other liens or encumbrances thereon except for Permitted Liens.

SECTION 2. FORBEARANCE. Except as specifically set forth in Section 5 hereof, this Agreement does not constitute a waiver of any Event of Default (including the Designated Default), whether or not known to the Agent or the Lenders, or any Event of Default or other Default now or hereafter existing, and all Events of Default or Defaults (except the Event of Default described in Section 5 hereof) shall remain in effect and shall be deemed to be continuing (and are in fact continuing) unless and until they are cured in accordance with the Loan Agreement. However, for the period commencing on the date hereof and terminating on June 28, 1996 (the "Forbearance Period"), so long as (a) no Event of Default or other event which, with the giving of notice or passage of time would constitute an Event of Default (other than the Designated Default) shall have arisen during the Forbearance Period and (b) no default by any Borrower in the performance of the terms of this Agreement shall have occurred, the Lenders shall not demand payment of the Liabilities, nor shall the Lenders otherwise seek to exercise any of their rights or remedies under the Loan Agreement, any of the Other Agreements or applicable law with respect to the Designated Default.

SECTION 3.      MANDATORY REDUCTIONS OF OVERADVANCE; PAYMENTS OF INTEREST.
The Borrowers jointly and severally agree to reduce the Overadvance to zero no later than June 28, 1996, and further jointly and severally agree that prior to such date, the maximum amount of the Overadvance shall not exceed the following amounts during each of the following periods (collectively the "Overadvance Period"):


  Overadvance Period                          Maximum Overadvance
  June 7 - June 10, 1996                                  $2,000,000
  June 11 - June 13, 1996                                 $1,860,000
  June 14 - June 20, 1996                                 $1,560,000
  June 21 - June 27, 1996                                 $1,260,000
  June 28, 1996 and at all time thereafter                $     -0-

In addition, the maximum amount of the Overadvance which may be outstanding during the Overadvance Period shall be automatically and permanently reduced by, and the Borrowers shall make mandatory payments of principal of the Revolving Loans in amounts equal to, the amount of all of cash, checks and other remittances ("Collections") received from time to time by the Borrowers in payment of any Account which is no longer an Eligible Account and for which the Agent has maintained or will institute a reserve (or additional reserve) against availability, including without limitation Accounts owing (i) directly or indirectly by the Referenced Account Debtor arising from remediation services performed or scheduled to have been performed jointly between Smith Environmental and a subsidiary of Woodward-Clyde and (ii) with respect to remediation services performed in connection with the Waukegan Harbor Trust (collectively the "OMC Account"). All such payments shall be made, and the maximum amount of the Overadvance which may be outstanding during the Overadvance Period shall be automatically and permanently reduced, as and when such Collections are received. Effective as of June 7, 1996, notwithstanding anything to the contrary contained in Paragraph 5(b) of the Loan Agreement, interest on that portion of the Revolving Loans which, as of any date of determination, exceeds the amount of the Consolidated Borrowing Base, as of such date, shall accrue at an annual rate equal to five percent (5%) plus the ABR, as determined and adjusted in the manner set forth in the Loan Agreement.

SECTION 4.       ADDITIONAL RESERVES.   Without limiting the generality of the
terms and provisions contained in paragraph 2(b) of the Loan Agreement or contained elsewhere in this Agreement, the Agent, in the exercise of its commercially reasonable judgment, may continue to maintain existing reserves and/or establish additional reserves against availability with respect to (i) the balance of the Referenced Account, and any Unbilled Accounts relating thereto, based on the status of the current discussions between the Borrowers' management and the Referenced Account Debtor, (ii) the OMC Account, in the event that the Borrowers fail to receive by June 20, 1996 Collections in the aggregate amount of not less than $500,000 in payment against the OMC Account, and (iii) the remaining lease payments owing by Smith Environmental to Bankers Leasing Association Inc., if Smith Environmental fails to cure the default which currently exists under leasing schedules 3 and 4 of the lease agreement between such parties. Each of the Borrowers confirms its understanding and agreement that under the terms of the Loan Agreement, the Agent has the right, exercised in a commercially reasonable manner, at any time and from time to time, to maintain reserves and/or establish additional reserves against availability and has no obligation to provide notice thereof or to obtain the consent thereto of any other Person, including the Borrowers.

SECTION 5.       REDEMPTION OF ESOP STOCK; WAIVER AND CONSENT.  Pursuant to
Section 2 of the Third Amendment, Waiver and Consent dated as of May 15, 1996 (the "Third Amendment") to the Loan Agreement, each of the Lenders and the Agent consented to the redemption of up to $281,191.49, in the aggregate, of ESOP Stock (as defined in the Third Amendment), provided, among other things, that not more than $122,667.28 of the cost of such redemption was paid for in cash and that such cash payments were made not later than May 31, 1996. Smith Environmental has now advised the Agent that the information it previously provided to the Agent with respect to the aggregate value and cost of redemption of the ESOP Stock was incomplete, and that in fact Smith Environmental has redeemed, and proposes to further redeem, $331,077.37, in the aggregate, of ESOP Stock and proposes to pay accrued interest with respect thereto. Upon the fulfillment of the conditions set forth under Section 6 hereof, each of the Lenders and the Agent rescinds the waiver and consent previously given by it under Section 2 of the Third Amendment, and instead, each of the Lenders and the Agent consents to (i) the redemption of up to $331,077.37, in the aggregate, of ESOP Stock and (ii) the payment of accrued interest with respect thereto, and hereby waives as an Event of Default the redemption of such ESOP Stock and the payment of such interest, provided that
(a) not more than $173,775.68 of the cost of such redemption is paid for in cash and the cash amount of such accrued interest so paid does not exceed more than $5,000, (b) all such cash payments are made not later than July 10, 1996,
(c) the debt securities issued in connection with such redemption, by their terms, provide for the payment of interest quarterly at the per annum rate of 5% and for the level amortization of principal annually over a five-year period, commencing 365 days from the date of issuance thereof, and (d) the original principal amount of such debt securities, in the aggregate, does not exceed $160,494.80.

SECTION 6. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This Agreement shall not be effective unless and until each of the following conditions shall have been satisfied in the sole discretion of the Lenders or waived by the Lenders, for whose sole benefit such conditions exist:

                 (a) The Agent and each of the Lenders shall have received a fully executed counterpart or original of this Agreement.

                 (b) Upon the effectiveness of this Agreement, all representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date and except for such representations and warranties as relate to the defaults described in clause (ii) hereof) shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default shall have occurred and be continuing, other than
(i) the Designated Default and (ii) defaults under agreements made in the ordinary course of business between or among any of the Borrowers and Persons other than the Agent, the Lenders, or any Affiliate of the Borrowers, such as lease agreements, none of which agreements is material to the business of such Borrower and none of which defaults, singly or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect.

                 (c) Except for the collectibility of the Referenced Account, no event or development shall have occurred since the date of delivery to the Lenders of the Borrowers' most recent financial statements which event or development has had or is reasonably likely to have a Material Adverse Effect.

                 (d) The Agent shall have received a certificate from Smith Environmental, executed by its Chief Executive Officer or other authorized officer, as to the accuracy and completeness of the representations and warranties contained in Section 11 hereof.

                 (e) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Agreement shall be satisfactory in form and substance satisfactory to the Lenders and their counsel, and the Lenders and their counsel shall have received all information and copies of all documents which the Lenders and their counsel may have requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

                 (f) The Lenders shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of the Lenders, the Agent and their counsel to carry out the provisions and purposes of this Agreement.

                 (g) The Agent shall have received from Smith Environmental, for the pro rata benefit of the Lenders, a non-refundable fee, in cash, in the amount of $10,000. Smith Environmental hereby authorizes the Agent to debit Smith Environmental's loan account by the amount of $10,000 in payment of such fee.


SECTION 7.       EVENTS OF DEFAULT; REMEDIES.

         (a) The occurrence of any one or more of the following events or conditions shall constitute a default (an "Event of Default") under this Agreement and an Event of Default under the Loan Agreement and the Other
Agreements:

                 (i) any of the Borrowers shall fail to pay any amount when due under this Agreement or shall fail to discharge when due any other Liability to the Lenders or shall fail to pay any other indebtedness when due to the Lenders;

                 (ii) any of the Borrowers shall fail to perform any obligation or covenant required to be performed by it under the terms of this Agreement; or

                 (iii) any of the Borrowers shall make or furnish any warranty, representation or statement to the Agent or any of the Lenders in connection with this Agreement, or any other agreement to which such Borrower, the Agent, or such Lender are parties, which is or was knowingly false or misleading in any material respect when made or furnished.

         (b) Upon the occurrence and during the continuance of an "Event of Default", as defined in this Section 7, or any other Event of Default, the Lenders, at their sole option and in their sole discretion, may exercise any and all of their rights and remedies under this Agreement or any Other Agreements, and all other rights and remedies available to the Lenders at law or in equity.

SECTION 8. RELEASE. For and in consideration of the mutual covenants and obligations set forth herein, each of the Borrowers (collectively the "Releasors") hereby releases and discharges each of the Lenders and the Agent, and each of their respective officers, directors, partners, agents, employees, attorneys and other professionals, affiliates, successors and assigns (collectively the "Releasee") from all actions, causes of action, claims for contribution or indemnification that may be brought by the Releasors or any third party, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premisses, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity (including, without limitation, any action under 11 U.S.C. Section Section 542- 553) (all of the foregoing being collectively, "Claims"), which against the Releasee, the Releasors or the Releasors' partners, agents, employees, attorneys, affiliates, heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of the delivery of this Agreement by reason or on account of or in any way related to any acts, omissions or circumstances (whether known or unknown) occurring prior to or as of the date hereof in connection with or arising out of or referring or relating in any way to (a) any and all Claims based upon, relating to or arising from any and all transactions, relationships or dealings relating to loans or other financial accommodations made by the Releasee to or for the account of Releasors; and (b) all documentation underlying the indebtedness of the Releasors to the Releasee, provided, however, that the Releasee shall not be released from any Claim arising from the Releasee's gross negligence or wilfull misconduct.

SECTION 9. CONSENT TO RELIEF FROM AUTOMATIC STAY. Each of the Borrowers hereby agrees that if any of them shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Code, (ii) be the subject of any order for relief under the Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) seek, consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator, (v) be the subject of any order judgement or decree entered by any court of competent jurisdiction approving a petition filed against any of them for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, the Agent and the Lenders shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of the Code or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to the Agent and the Lenders under the Loan Agreement, any of the Other Agreements, hereunder or under any documents delivered in connection therewith.

SECTION 10. INDEMNITY. Each of the Borrowers jointly and severally agrees to defend and hold the Agent and each of the Lenders harmless from and against any and all claims, charges, actions, suits, proceedings, lawsuits, obligations, liabilities, fines, penalties, costs and expenses, including, but not limited to reasonable attorneys' fees, in connection with the breach of any representation or warranty of such Borrower, the breach or default by such Borrower of any term, covenant or condition hereunder, the collection or recovery of any portion of the Liabilities or the Agent's or any of the Lenders' enforcement of its rights under this Agreement, the Loan Agreement or any of the other Agreements. The obligations and provisions contained in this Section shall continue and remain in full force and effect after the Liabilities have been paid and discharged in full.

SECTION 11.      REPRESENTATIONS AND WARRANTIES.   In order to induce the
Lenders and the Agent to enter into this Agreement, Smith Environmental and each other Borrower makes the following representations and warranties in favor of each of the Lenders and the Agent (which representations and warranties shall survive the execution and delivery of this Agreement) as of the date hereof:

                 (a) Smith Environmental and each other Borrower has the corporate power, authority and legal right to execute, deliver and perform this Agreement, and the instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Agreement, and the instruments, agreements, documents and transactions contemplated hereby;

                 (b) No consent of any Person (including, without limitation, shareholders or creditors of Smith Environmental, as the case may
be) other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, and the instruments, agreements, documents and transactions contemplated hereby;

                 (c) This Agreement has been duly executed and delivered on behalf of Smith Environmental and each other Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of Smith Environmental and each such Borrower, enforceable in accordance with its terms;

                 (d) Except for the Designated Default and except as otherwise described in Section 6(b)(ii) hereof, neither Smith Environmental nor any other Borrower is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will (i) violate any law or regulation, (ii) result in or cause a violation by Smith Environmental or by any other Borrower of any order or decree of any court or government instrumentality, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Smith Environmental or any other Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Smith Environmental or of any other Borrower, except in favor of the Agent for the benefit of the Lenders, to secure the Liabilities, or (v) violate any provision of the Articles or Certificate of Incorporation, By-Laws or any capital stock provisions of Smith Environmental or of any other Borrower;

                 (e) No Default or Event of Default has occurred and is continuing, except (i) as otherwise described in Section 6(b)(ii) hereof, (ii) for the Designated Default and (iii) such Default and Event of Default as have been waived pursuant to this Agreement;

                 (f) Since the date of the Agent's receipt of Smith Environmental's consolidated and consolidating financial statements for the period ended April 30, 1996, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect, except for the collectibility of the Referenced Account;

                 (g) The recitals contained in this Agreement and the information contained in the scheduled annexed hereto and prepared by Smith Environmental (which schedule sets forth in reasonable detail the number of shares of ESOP Stock redeemed by Smith Environmental, the dates on which such shares were or shall be redeemed, the value of such shares and the terms of payment of such redemption(s) and accrued interest with respect thereto) are true and correct in all respects; and

                 (h) The Borrowers have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Agreement.

SECTION 12. NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between any of the Lenders and the Agent, on the one hand, and any of the Borrowers, on the other hand, nor cause the Agent or any Lender to be responsible in any way for the debts or obligations of the Borrowers or any Person.

SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

SECTION 14. NO OTHER AGREEMENTS. All prior understandings and agreements among the parties are merged in this Agreement, which alone fully and completely expresses the understandings and agreements among them and which is entered into after full investigation. None of the parties hereto is relying upon any statement or representation made by any other party not embodied in this Agreement.

SECTION 15. NO WAIVER. No failure or delay of any party hereto in the exercise of any right given to such party hereunder shall be deemed to be a waiver thereof. No waiver by any party hereto of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired), shall constitute a waiver of any other or further right, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other rights. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or subsequent breach hereof. No extensions of time for the performance of any obligation shall be deemed or construed as an extension of time for the performance of any other obligation.

SECTION 16. FURTHER ASSURANCES. Each party shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as any other party may reasonably request in order to consummate the transactions contemplated by this Agreement.

SECTION 17. SEVERABILITY. If any term or provisions of this Agreement or the application thereof to any person or entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to such person or entity or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

SECTION 18.       SUBMISSION TO JURISDICTION.

         (a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or, if requisites of jurisdiction obtain, of the United States of America for the Southern District of New York, and, by execution and delivery hereof, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing contained herein, however, shall affect the right of the Agent or the Lenders to commence legal proceedings or otherwise proceed against any of the Borrowers in any other jurisdiction. Each of the Borrowers waives (i) the right to trial by jury in the event of any litigation to which any of the Agent, the Lenders and such Borrower are parties in respect of any matter arising under or in connection with this Agreement, whether or not such litigation has been commenced in respect of the Loan Agreement or this Agreement and whether or not other persons are also parties thereto, (ii) any claim that New York County, New York is an inconvenient forum and (iii) any claim against any of the Lenders for consequential or special damages respecting any loan documents or the transactions contemplated thereunder or hereunder. Execution of this Agreement by the Lenders shall be deemed to constitute a waiver by the Lenders of the right to trial by jury in the event of any litigation in respect of which a Borrower has waived its right to trial by jury hereunder; and

         (b) No delay on the part of the Agent or any of the Lenders in exercising any of its options, powers or rights, or partial or single exercise thereof, whether arising hereunder and the Loan Agreement, under any of the Other Agreements or otherwise, shall constitute a waiver thereof or affect any right hereunder or thereunder. No waiver of any of such rights under this Agreement shall be deemed to be made unless the same shall be in writing, duly signed by the Agent, the Lenders and the Borrowers. Each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Agent, the Lenders or the obligations of the Borrowers hereunder in any other respect at any other time.

SECTION 19. THE GUARANTORS. Each Guarantor (i) has signed below to indicate its consent to the terms and provisions of this Agreement and all documents and agreements to be executed or delivered in connection herewith and
(ii) reaffirms, ratifies and confirms the continuing validity and enforceability of the Guaranty executed by it in accordance with its terms and acknowledges that its liability, and the rights of the Agent and the Lenders under such Guaranty, shall be unaffected by the terms of this Agreement and shall remain in full force and effect through the final and indefeasible payment of all sums owed to the Lenders under this Agreement and the Loan Agreement.

SECTION 20.      GENERAL PROVISIONS.

                 (a) Nothing contained in this Agreement shall be deemed to be a waiver of any Defaults or Events of Default other than those set forth in Section 5 hereof, whether or not the Agent or any of the Lenders shall have any knowledge thereof, nor shall anything contained in this Agreement be deemed to be a waiver of any future Default or Event of Default whatsoever, it being understood that the waiver contained herein shall only extend to the specific Event of Default identified herein.

                 (b) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

                 (c) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as waived and amended as of the effective date hereof, and as waived and amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as waived and amended by this Agreement.

                 (d) This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

                 (e) The Third Amendment is hereby modified by deleting the date "May 31, 1996" set forth in Section 7(a) thereof and by substituting in lieu thereof the date "June 28, 1996".

                 (f) This Agreement shall be governed and controlled by the laws of the State of New York without reference to its choice of law principles.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, each of the Borrowers, BCM-Alabama, the Lenders and the Agent have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SMITH ENVIRONMENTAL TECHNOLOGIES           RIEDEL ENVIRONMENTAL SERVICES INC.
CORPORATION

By:________________________________        By:________________________________
   (Title)                                    (Title)

BCM ENGINEERS INC.,                        CHEMICAL BANK, as a Lender and as
a Pennsylvania corporation                 Agent

By:_______________________________         By:________________________________
   (Title)                                    (Title)

BCM ENGINEERS INC.,                        BTM CAPITAL CORPORATION, formerly
Alabama corporation                        known as BOT Financial Corporation

By:________________________________        By:_______________________________
   (Title)                                    (Title)





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